Exhibit 10.14(a)

AMENDMENT TO THE

2012 DIRECTOR STOCK OPTION PLAN

OF

BJ’S WHOLESALE CLUB HOLDINGS, INC.

THIS AMENDMENT TO THE 2012 DIRECTOR STOCK OPTION PLAN OF BJ’S WHOLESALE CLUB HOLDINGS, INC. (this “Amendment”), dated as of June 14, 2018, is made and adopted by BJ’s Wholesale Club Holdings, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below). This Amendment shall become effective upon the consummation of an initial public offering of the Company’s common stock and if such an initial public offering does not occur on or prior to December 31, 2018 this Amendment shall be void ab initio.

RECITALS

WHEREAS, the Company maintains the 2012 Director Stock Option Plan of Beacon Holding Inc. (the “Plan”);

WHEREAS, as of February 23, 2018, Beacon Holding Inc. was renamed BJ’s Wholesale Club Holdings, Inc.;

WHEREAS, in connection with the Company’s initial public offering the Company intends to adopt the BJ’s Wholesale Club Holdings, Inc. 2018 Incentive Award Plan (the “2018 Plan”) which 2018 Plan will become effective on the day immediately prior to the Public Trading Date (as defined in the 2018 Plan) (the “Effective Date”);

WHEREAS, the Company desires to amend the Plan as set forth herein; and

WHEREAS, pursuant to Section 7.3 of the Plan, the Plan may be amended at any time and from time to time by the Board.

NOW, THEREFORE, BE IT RESOLVED, that the Plan shall be amended as follows:

1.	Each reference to “Beacon Holding Inc.” (including, without limitation in the name of the Plan) shall be amended to “BJ’s Wholesale Club Holdings, Inc.”.

2.	Section 2.2 shall be deleted in its entirety and replaced with the following:

“Section 2.2 Share Counting. If any Option (or portion thereof) expires or is canceled without having been fully exercised, the number of shares of Common Stock subject to such Option (or portion thereof), but as to which such Option was not exercised prior to its expiration or cancellation, may again be optioned hereunder, subject to the limitations of Section 2.1. In addition, (i) shares of Common Stock tendered by an Optionee or withheld by the Company in payment of the exercise price of an Option and (ii) shares of Common Stock tendered by an Optionee or withheld by the Company to satisfy any tax withholding obligation with respect to an Option may again be optioned hereunder.

3.	A new Section 3.4 shall be added to the Plan which states:

Section 3.4 No Further Grants. Notwithstanding anything to the contrary herein, no further grants shall be made pursuant to the Plan on or following the Effective Date (and subject to the occurrence of the Public Trading Date). Any shares of Common Stock which, as of the Effective Date, are available for issuance under the Plan (including, without limitation, shares of Common Stock available pursuant to Section 2.2 hereof), and any shares of Common Stock that are subject to awards under the Plan which are forfeited or lapse unexercised, shall be available under the 2018 Plan to the extent provided in Section 3.1 thereof.

4.	Except as set forth herein, the Plan shall remain in full force and effect following the date of this Amendment.

[signature page follows]

I hereby certify that the foregoing Amendment was adopted by the Board of Directors of BJ’s Wholesale Club Holdings, Inc. as of June 14, 2018.

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Executed as of June 14, 2018.

By:
Officer Name:
Officer Title: